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                                                                    EXHIBIT 99.1

                              NOTICE OF REDEMPTION

                          TRANSCANADA PIPELINES LIMITED

                      8.75% JUNIOR SUBORDINATED DEBENTURES

             TO: THE HOLDER OF 8.75% JUNIOR SUBORDINATED DEBENTURES

NOTICE IS HEREBY GIVEN THAT:

1. Pursuant to the Subsection 11.3 of the Indenture dated July 15, 1996 between TransCanada PipeLines Limited (the "Company") and The Bank of New York, as successor trustee (the "Successor Trustee") to IBJ Whitehall Bank & Trust Company (formerly IBJ Schroder Bank & Trust Company), the Company will exercise its option to redeem all of the outstanding 8.75% Junior Subordinated Debentures due July 24, 2045 (the "8.75% Debentures") on July 3, 2003 (the "Redemption Date") on payment of the Redemption Price (as defined below).

2. On or after the Redemption Date, the Company shall pay to, or to the order of, the registered holder of the 8.75% Debentures, U.S. $25.0122 per U.S. $25.00 principal amount of the 8.75% Debentures (the "Redemption Price") which amount includes U.S. $0.0122 representing accrued and unpaid interest to the Redemption Date. The Redemption Price shall be payable on presentation and surrender of debenture certificates representing the 8.75% Debentures at the offices of The Bank of New York (New York) located at 101 Barclay Street, New York, New York 10286, Attention: Bond Redemption Unit - 7 East.

3. From and after the Redemption Date, the 8.75% Debentures shall cease to be entitled to interest payments and the rights of the holders thereof shall be limited to receiving, without interest, payment for each U.S. $25.00 principal amount of debenture held by them in an amount equal to U.S. $25.0122 on presentation and surrender of the debenture certificate representing such 8.75% Debentures in the aforementioned manner.

4. Under the Interest and Dividend Tax Compliance Act of 1983, as Amended by the Energy Policy Act of 1992, a paying agent may be required to withhold 31% of any gross payments made within the United States to certain holders who fail to provide it with, and certify under penalties of perjury, a correct taxpayer identifying number (employer identification number or social security number, as appropriate) or an exemption certificate on or before the date the securities are presented for payment. Those holders who are required to provide their correct taxpayer identification number on Internal Revenue Service Form W-9 and who fail to do so may also be subject to a penalty of U.S. $50.00. Please, therefore, provide the appropriate certification when presenting your securities for payment.


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When inquiring about this redemption, please have the debenture available and inform the customer service representative of the CUSIP number(s) of the affected Debentures. The Customer service number is 1-800-254-2826.

DATED this 30th day of May 2003.

TRANSCANADA PIPELINES LIMITED

Per: /s/ ALBRECHT W.A. BELLSTEDT
     ---------------------------
     Albrecht W.A. Bellstedt
     Executive Vice-President,
     Law and General Counsel